Exhibit 99.2

NEWS RELEASE

July 18, 2012	OTC QB: DPDWD

DEEP DOWN TICKER SYMBOL TEMPORARILY CHANGES TO DPDWD

HOUSTON, TX – July 18, 2012/PRNewswire/ -- Deep Down, Inc. (the “Company”) (OTC QB: DPDWD), announced today that its ticker symbol will change from ‘DPDW’ to ‘DPDWD’ for the next 20 days following the completion of a 1-for-20 reverse stock split announced by the Company on July 17, 2012. After the 20th business day, the ticker symbol will revert back to its original symbol DPDW.

About Deep Down, Inc.

Deep Down, Inc. is an oilfield services company serving the worldwide offshore exploration and production industry. Deep Down's proven services and technological solutions include distribution system installation support and engineering services, umbilical terminations, loose-tube steel flying leads, distributed and drill riser buoyancy, ROVs and tooling, marine vessel automation, control, and ballast systems. Deep Down supports subsea engineering, installation, commissioning, and maintenance projects through specialized, highly experienced service teams and engineered technological solutions. The company's primary focus is on more complex deepwater and ultra-deepwater oil production distribution system support services and technologies, used between the platform and the wellhead. More information about Deep Down is available at www.deepdowncorp.com.

Forward-Looking Statements

Any forward-looking statements in the preceding paragraphs of this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties and that actual results may differ materially from those projected in the forward-looking statements. In the course of operations, we are subject to certain risk factors, competition and competitive pressures, sensitivity to general economic and industrial conditions, international political and economic risks, availability and price of raw materials and execution of business strategy. For further information, please refer to the Company's filings with the Securities and Exchange Commission, copies of which are available from the Company without charge.

For Further Information

Investor Relations

Casey Stegman

Stonegate Securities, Inc.

casey@stonegateinc.com

972.850.2001